Exhibit 99.1

EXPRESS, INC. ANNOUNCES CLOSING OF TRANSACTION TO INITIATE STRATEGIC PARTNERSHIP WITH WHP GLOBAL

$260 million in gross proceeds immediately strengthens EXPR balance sheet

Columbus, Ohio – January 25, 2023 – Fashion apparel retailer Express, Inc. (NYSE: EXPR) (the “Company” or “EXPR”), today announced that it has completed the previously announced transaction with WHP Global (“WHP”), a leading global brand management firm. The mutually transformative strategic partnership advances the Company’s omnichannel platform which is expected to drive accelerated, long-term growth through the acquisition and operation of a portfolio of brands. EXPR and WHP have also formed an intellectual property joint venture (the “IP JV”) intended to scale the Express brand through new domestic category licensing and international expansion opportunities.

“As our team continues its strong focus on returning the core Express business to growth and profitability and advancing our EXPRESSway Forward strategy, our partnership with WHP Global will allow us to achieve greater scale through non-core domestic licensing opportunities and international expansion,” said Tim Baxter, Chief Executive Officer. “The $260 million in gross proceeds will be used to immediately pay down our high interest term loan, invest in our omnichannel platform, and pursue additional opportunities for growth through the acquisition of brands with WHP, all of which are expected to drive long term, sustainable value for our shareholders.”

This partnership is expected to provide the following significant financial and operational benefits:

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Capitalizes on strength of EXPR as a fully integrated omnichannel platform. EXPR will be ideally positioned to participate in anticipated retail industry consolidation and pursue acquisitions with WHP and is expected to expand its brand portfolio to accelerate growth and profitability. Through synergistic M&A, EXPR will leverage its platform to drive cost savings and margin expansion.

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WHP to acquire newly issued shares of EXPR at $4.60 per share. WHP will make a $25 million common equity PIPE investment to acquire 5.4 million newly issued shares of EXPR at $4.60 per share, representing an approximate pro forma ownership of 7.4%.

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Scales existing multi-billion-dollar Express brand through the IP JV. We expect this partnership to accelerate growth for the Express brand by leveraging WHP’s licensing expertise to both expand on our non-core domestic categories and our international reach. The IP JV is valued at approximately $400 million, with WHP committing $235 Million to the IP JV for 60% ownership and EXPR contributing certain intellectual property in exchange for 40% ownership.

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Strengthens EXPR balance sheet with $260 million in gross proceeds from WHP investment. This investment provides capital for EXPR to repay its $90 million term loan and fund EXPR’s first year guaranteed minimum royalties of $60 million to the IP JV. The balance of the proceeds will be used for reinvesting in the EXPR platform and potential future M&A opportunities.

The completion of the transaction was subject to lender consent, regulatory approvals and customary closing conditions, all of which were obtained or satisfied. For additional background on the transaction, please read the announcement press release here: https://bit.ly/3hfNuOt

Yehuda Shmidman Appointed to Board of Directors

The Company’s Board of Directors (the “Board”) has named Yehuda Shmidman as a Class II director, effective today.

Mr. Shmidman is a seasoned executive in the brand management industry, having successfully invested over $3 billion of capital to acquire, grow and monetize global consumer brands. He is the co-Founder, Chairman & Chief Executive Officer of WHP Global.

“I am pleased to welcome Yehuda to the Express, Inc. Board of Directors and expect that his extensive experience in brand management will be of great value to our Company,” said Mylle H. Mangum, Chairman of the Board.

Mr. Shmidman has two decades of experience across multiple consumer segments including fashion, hard goods, toys, home, wellness, media, celebrity, sports and electronics, with direct leadership over dozens of well-known brands including Toys“R”Us, Anne Klein, Martha Stewart and Peanuts. He is a board member and executive committee member of the Fashion Scholarship Fund, and a board observer of Toys“R”Us ANZ.

About Express, Inc.

Express is a modern, multichannel apparel and accessories brand grounded in versatility, guided by its purpose—We Create Confidence. We Inspire Self-Expression.—and powered by a styling community. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has been a part of some of the most important and culture-defining fashion trends. The Express Edit design philosophy ensures that the brand is always ‘of the now’ so people can get dressed for every day and any occasion knowing that Express can help them look the way they want to look and feel the way they want to feel.

The Company operates over 550 retail and outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app. Express, Inc. is comprised of the brands Express and UpWest, and is traded on the NYSE under the symbol EXPR. For more information, please visit www.express.com or www.upwest.com.

About WHP Global

WHP Global is a leading New York based firm that acquires global consumer brands and invests in high-growth distribution channels including digital commerce platforms and global expansion. WHP owns ANNE KLEIN®, JOSEPH ABBOUD®, JOE’S JEANS®, WILLIAM RAST®, ISAAC MIZRAHI®, LOTTO®, TOYS“R”US®, BABIES“R”US®, and a 60% interest in the EXPRESS® brand. Collectively the brands generate over USD $6.5 billion in global retail sales. The company also owns WHP+, a turnkey direct to consumer digital e-commerce platform and WHP SOLUTIONS, a sourcing agency based in Asia. For more information, please visit https://www.whp-global.com.

Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, and (3) statements regarding the Company’s strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni channel experience for our customers; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our asset-based loan facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption, and (27) risks related to our partnership with WHP Global. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Express, Inc. Contact

Greg Johnson

VP, Investor Relations

gjohnson@express.com

614-474-4890

WHP Global Contact

Jaime Cassavechia

EJ Media Group

jaime@ejmediagroup.com

212-518-4771 x108